TII INDUSTRIES, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                               Three Months    Three Months
                                             Ended September  Ended September
                                                  26, 1997       27, 1996
                                                -----------    -----------

PRIMARY EARNINGS PER SHARE

Shares used in computing earnings per share:
   Weighted average number of shares of
     common stock outstanding                     7,475,738      7,429,000
   Incremental shares attributed to common
     stock equivalents - options and warrants          --          379,000
                                                -----------    -----------

                                                  7,475,738      7,808,000
                                                ===========    ===========

Earnings:
   Net (loss) income                            ($  160,000)   $   752,000
   Add:  Interest expense reduction                    --           10,000
                                                -----------    -----------

                                                ($  160,000)   $   762,000
                                                ===========    ===========


Earnings per common and common equivalent
 share                                          ($     0.02)   $      0.10
                                                ===========    ===========


FULLY DILUTED EARNINGS PER SHARE

Shares used in computing earnings per share:
   Weighted average number of shares
    outstanding                                   7,475,738      7,429,000
   Incremental shares attributed to common
     stock equivalents - options and warrants          --          379,000
   OPIC loan                                           --          300,000
                                                -----------    -----------

                                                  7,475,738      8,108,000
                                                ===========    ===========

Earnings:
   Net (loss) income                            ($  160,000)   $   752,000
   Add:  Interest expense reduction                    --           29,000
                                                -----------    -----------

                                                ($  160,000)    $  781,000
                                                ===========    ===========


Earnings per common and common equivalent
  share                                         ($     0.02)   $      0.10
                                                ===========    ===========